EXHIBIT 99.1

UNITED STATES ANTIMONY CORPORATION PO Box 643 1250 Prospect Creek Thompson Falls, Montana 59873-0643 406-827-3523 FAX: 406-827-3543 E-Mail tfl3543@blackfoot.net

U. S. ANTIMONY REPORTS DELAY OF MEXICAN ANTIMONY MILL

November 1, 2010.  Thompson Falls, Montana.  United States Antimony Corporation (“USAC”, OTCBB “uamy.ob”) announced a delay in the start-up of its newly constructed antimony mill in Queretaro, Mexico, due to the selection of the area as a UNESCO “World Heritage Site”. The Governor of Queretaro has offered his full support in relocating the mill to a site closer to both the Soyatal and Los Juarez antimony properties.

John Lawrence, CEO of USAC, commented, “Despite the delay, the new site’s lower transportation costs will expand USAC’s gross margins significantly.”  He also said, “USAC’s unaudited Q3 revenue for both the Antimony and BRZ Zeolite Divisions set all-time record highs. BRZ sold 2,138 tons (1940 metric tons) of zeolite to the West Valley Demonstration Project near Buffalo, New York (http://www.wv.doe.gov) under the direction of the Department of Energy for the remediation of radioactive strontium 90 in the groundwater. Antimony prices continue to set all-time record highs as the market contends with potential restrictions on Chinese supplies.